Exhibit 10.14

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Addendum No. 4
to License Agreement No. 03/02/2025-4 dated 03.02.2025

Kyiv — 18.07.2025

Limited Liability Company “Autonomous Robotic Systems” (hereinafter, the “Licensor”), represented by Director Oleksii Andriiovych Filippenkov, acting on the basis of the Charter, on the one part, and [***] (hereinafter, the “Licensee”), represented by Acting Director [***], acting on the basis of Order No. 141/k/tr dated 08.07.2025, on the other part (hereinafter together, the “Parties,” and each separately, a “Party”), have entered into this Addendum No. 4 to License Agreement No. 03/02/2025-4 dated 03.02.2025 (the “Agreement”) as follows:

1.	The Parties agree that the Licensee’s outstanding debt under the Agreement equals the value of [***] licenses to the Software and the Rights thereto, which as of the date of signing this Addendum No. 4 amounts to [***], including VAT.

2.	The Parties agree to supplement the Agreement with Clause 1.6 as follows:
“1.6. Notwithstanding any other provisions of this Agreement, from the moment the Licensor grants access rights for payment administration, the Licensee shall independently and in full pay all costs associated with the use of the cloud infrastructure necessary to ensure the proper functioning of the Software. The Licensee bears full financial and legal responsibility for any consequences that may arise from late or improper payment of such costs. The Licensor undertakes to provide the Licensee with the necessary access rights for self-administration of payments for the use of the cloud infrastructure.”

3.	The Parties agree to restate Clause 2.5 of the Agreement as follows:
“2.5. The term of the Rights granted under this Agreement shall be perpetual from the date the Parties sign the Acceptance–Transfer Act of the Software and the Rights thereto (the “Act”). The Licensor shall provide technical support for one (1) year from the date of generation of each individual license to the Software in the Licensor’s system. For example, if a license is generated on 01.05.2024, the technical support term expires on 30.04.2025. The cost of the annual technical support is included in the license fee. Any further extension of technical support after the expiry of the specified term shall be arranged by a separate addendum and paid at a price agreed by the Parties.”

4.	The Licensor agrees and acknowledges that the total number of generated licenses that were subject to payment by the Licensee to the Licensor and/or to the rights holder of the Software amounts to [***] licenses as of the date of signing this Addendum No. 4.

5.	The Parties agree that this Addendum No. 4 shall enter into force upon the crediting to the Licensor’s bank account of the amount specified in Clause 1 of this Addendum No. 4. The effectiveness of this Addendum is expressly conditioned upon the Licensor’s actual receipt of said funds. Upon the crediting of such amount to the Licensor’s bank account, the Parties confirm that they shall have no further claims against each other under the Agreement with respect to settlements made as of the effective date of this Addendum No. 4.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

All other provisions of the Agreement remain unchanged and are binding on both Parties.

This Addendum No. 4 is executed in two identical counterparts, one for each Party.

LICENSOR:

Limited Liability Company “Autonomous Robotic Systems”
[***]

Corporate income taxpayer on general terms
VAT payer

Director	/s/ O. A. Filippenkov	O. A. Filippenkov

LICENSEE:

[***]

Corporate income taxpayer on special terms
VAT payer

Acting Director	/s/ [***]	[***]